UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
70 West Madison Chicago, Illinois		60602 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 683-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 7, 2007, PrivateBancorp, Inc. announced an increase in its share repurchase authority that allows the Company to repurchase up to an aggregate of 500,000 shares of its outstanding common stock. A copy of the press release relating to the Company’s announcement is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On March 7, 2007, PrivateBancorp, Inc. announced that it intends to offer, subject to market and other conditions, $70 million aggregate principal amount of contingent convertible senior notes due 2027 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. A copy of the press release relating to the Company’s announcement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1  Press Release dated March 7, 2007.

Exhibit 99.2  Press Release dated March 7, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Date: March 7, 2007	By:	/s/Dennis L. Klaeser
Dennis L. Klaeser
Chief Financial Officer

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EXHIBIT INDEX

Number	Description

Exhibit 99.1	Press Release dated March 7, 2007.

Exhibit 99.2	Press Release dated March 7, 2007.